        Certificate of Corporate Existence and Fiduciary Powers

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking
Associations.

2. "U.S. Bank National Association," Cincinnati, Ohio, (Charter No. 24) is a
National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary
Powers on the date of this Certificate.

                                     IN TESTIMONY WHEREOF, I
                                     have hereunto subscribed my
                                     name and caused my seal of
                                     office to be affixed to
                                     these presents at the
                                     Treasury Department in the
                                     City of Washington and
                                     District of Columbia, this
                                     October 21, 2003.

[SEAL]                               /s/ John D. Hawke, Jr.
                                      Comptroller of the Currency